UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

Structured Products Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32122 (Commission File Number)	13-3692801 (IRS Employer Identification Number)
388 Greenwich Street, New York, New York 10013 (Address of principal executive offices) (Zip Code) Registrant’s telephone number including area code (212) 816-7496.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.

Structured Products Corp., the registrant hereunder, acts as depositor of the TIERS Tens Certificates Trust LTR 1998-4 (the “Trust”). The assets of the Trust are certain 7% Senior Notes due October 15, 2023 (the “Term Assets”) issued by Loews Corporation (the “Debtor”). Pursuant to the trust agreement governing the Trust, the Trust has issued the TIERS Tens Certificates, Series LTR 1998-4 (the “Certificates”). U.S. Bank National Association, in its capacity as trustee (the “Trustee”) of the Trust has received a notice of redemption regarding the Term Assets. The Term Assets are to be redeemed on February 28, 2005, in an amount equal to $1,021.48 per $1,000 principal amount of Term Assets, plus $25.86111 in accrued interest. Accordingly, all of the Certificates will be redeemed on February 28, 2005 at a price of $10.2148 per $10 principal balance of Certificates, plus $0.2586111 of accrued interest.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Mark C. Graham Name: Mark C. Graham Title: Authorized Signatory

January 31, 2005